EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, ROHAN HAZELTON, certify that:

1. I have reviewed this report on Form 10-K/A of DYNARESOURCE, INC.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 10, 2025

/s/ Rohan Hazelton

Rohan Hazelton

Chief Executive Officer

(Principal Executive Officer)